EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Vanguard Wellington Fund
File Number: 811-121
Registrant CIK Number: 0000105563

Items 72, 73 and 74

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72 through 74 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 20, 2002, and September 23, 2002.

                                 Exhibit 77Q3-4
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Item 73

Distributions per share for which record date passed during the period:

B)      1. Distributions of capital gains
$0.909
        2. Distributions of capital gains from a second class of open-end
company shares                            $1.570
        3. Distributions of capital gains from a third class of open-end company
shares                             $___.___
        4. Distributions of capital gains from a fourth class of open-end
company shares                            $___.___


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